Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-162211, 333-65581 and 002-82253 on Forms S-3 and Registration Statement Nos. 333-60370, 333-60376, 333-60378, 333-60384, 333-38743, 333-38763, 333-28385, 333-28381, 333-77011, 333-143088, 333-143089 and 333-159160 on Forms S-8 of Cincinnati Bell Inc. and subsidiaries (the “Company”) of our report dated February 25, 2010 (May 20, 2010 as to Note 14) relating to the financial statements and financial statement schedule of the Company (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph regarding the change in segment information) and our report dated February 25, 2010 on the effectiveness of the Company’s internal control over financial reporting, appearing in Item 8 of this current report on Form 8-K of the Company dated May 20, 2010.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

May 20, 2010